Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Shares of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13D. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of June 8, 2017.

ESW CAPITAL, LLC

By:	/s/ Andrew S. Price
Name:	Andrew S. Price
Title:	Chief Financial Officer

JOSEPH A. LIEMANDT

By:	/s/ Andrew S. Price
Name: Title:	Andrew S. Price Attorney-In-Fact for Joseph A. Liemandt

ACORN PERFORMANCE GROUP, INC.

By:	/s/ Andrew S. Price
Name: Title:	Andrew S. Price Chief Financial Officer

EPM LIVE, INC.

By:	/s/ Andrew S. Price
Name:	Andrew S. Price
Title:	Chief Financial Officer

WAVE SYSTEMS CORP.

By:	/s/ Andrew S. Price
Name:	Andrew S. Price
Title:	Chief Financial Officer